Exhibit 3.71

STATE OF INDIANA

OFFICE OF THE SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

OF

LAKE MICHIGAN CHARTERS, LTD.

I, JOSEPH H. HOGSETT, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above corporation, have been presented to me at my office accompanied by the fees prescribed by law; that I have found such Articles conform to law; all as prescribed by the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I hereby issue to such Corporation this Certificate of Incorporation, and further certify that its corporate existence will begin November 25, 1992.

In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Twenty-fifth day of November, 1992

JOSEPH H. HOGSETT, Secretary of State

By
Deputy

[Seal of the State of Indiana]	ARTICLES OF INCORPORATION		Provided by:	JOSEPH H. HOGSETT
	State Form 4158 (R7/8-89)			Secretary of State
	Approved by State Board of Accounts - 1989			Room. 155, State House Indianapolis, Indiana 46204 (317) 232-6576

	INSTRUCTIONS:	Use 8 1/2 x 11 inch white paper for inserts. Filing requirements - Present original and one copy to the address in the upper right corner of this form.		Indiana Code 23-1-21-2 FILING FEE $90.00

ARTICLES OF INCORPORATION OF
(Indicate the appropriate act)
The undersigned desiring to form a corporation (therein after referred to as “Corporation”) pursuant to the provisions of:

☒ Indiana Business Corporation Law	☐ Indiana Professional Corporation Act 1983

As amended, executes the following Articles of Incorporation:

ARTICLE I - NAME
Name of Corporation
Lake Michigan Charters, Ltd.

(The name must contain the word “Corporation,” “Incorporated,” “Limited,” “Company” or an abbreviation of one of those words.)

ARTICLE II - REGISTERED OFFICE AND AGENT
(The street address of the corporation’s initial registered office in Indiana and the name of its initial registered agent at that office is:)
Name of Agent
Robert Berg
Street Address of Registered Office	Zip Code

2230 Indianapolis Blvd., Whiting, Indiana	46394

ARTICLE III - AUTHORIZED SHARES
Number of shares:	10,000
If there is more than one class of shares, shares with rights and preferences, list such Information on “Exhibit A.”

ARTICLE IV - INCORPORATORS
The name(s) and address(es) of the Incorporation(s) of the corporation:
NAME	NUMBER AND STREET OR BUILDING	CITY	STATE	ZIP CODE
Martin J. McNally	16327 South Pulaski	Markham	I1.	60426

In Witness Whereof, the undersigned being all the incorporators of said corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true.

this 25th day of November 1992
Signature /s/ Martin J. McNally		Printed Name Martin J. McNally
Signature		Printed Name
Signature		Printed Name
This instrument was prepared by (Name)
/s/ Martin J. McNally
Address (Number, Street, City and State)				Zip Code
16327 South Pulaski, Markham, Illinois				60426

STATE OF INDIANA

OFFICE OF THE SECRETARY OF STATE

ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

LAKE MICHIGAN CHARTERS, LTD.

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

The name of the corporation is amended as follows:

EMPRESS CASINO HAMMOND CORPORATION

NOW, THEREFORE, I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is March 11, 1996.

In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Eleventh day of March, 1996.

[ILLEGIBLE]
Deputy

ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

LAKE MICHIGAN CHARTERS, LTD.

The above corporation (hereinafter referred to as the “Corporation”) existing pursuant to the Indiana Business Corporation Law (the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, sets forth the following facts:

ARTICLE I

NAME OF CORPORATION

The name of the Corporation is Lake Michigan Charters, Ltd.

ARTICLE II

AMENDMENT

Section 1. The date of incorporation of the Corporation is November 25, 1992.

Section 2. The name of the Corporation following this amendment is Empress Casino Hammond Corporation.

Section 3. The exact text of Article 1 of the Articles of Incorporation is now as follows:

“The name of the Corporation is Empress Casino Hammond Corporation.”

ARTICLE III

MANNER OF ADOPTION AND VOTE

The Board of Directors and the shareholders of the Corporation entitled to vote with respect to the Articles of Amendment adopted the proposed amendment. The amendment was adopted at a meeting of the Board of Directors held on January 17, 1996. The amendment was then adopted by written consent effective January 17th, 1996 and executed by the holders of 100% of the shares of common stock of the Corporation entitled to vote with respect to the amendment.

The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, the number of votes of each voting group represented, and the number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment at the meeting is set forth below:

Designation of Each Voting Group	Common

Number of Outstanding Shares	1,150

Number of Votes Entitled to Be Cast	1,150

Number of Votes Represented at Meeting	1,150

Number of Votes in Favor	1,150

Number of Votes Against	0

The number of votes cast for the amendment by each voting group entitled to vote thereon was sufficient for approval by that voting group.

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the Bylaws of the Corporation.

IN WITNESS WHEREOF, the undersigned officer executes these Articles of Amendment of the Articles of Incorporation of the Corporation, and verifies subject to the penalties of perjury that the facts contained herein are true, this 11th day of March, 1996.

LAKE MICHIGAN CHARTERS, LTD.

By:	/s/ Kevin D. Larson, President
Kevin D. Larson, President

This instrument was prepared by Richard J. Thrapp, Attorney at Law, ICE MILLER DONADIO & RYAN, One American Square Box 82001, Indianapolis, Indiana 46282-0002.

CERTIFICATE OF ASSUMED BUSINESS NAME

1.	Name of the Corporation: Empress Casino Hammond Corporation

2.	Date of Organization: November 25, 1992

3.	Principal Office Address of the Corporation:

1111 Calumet Avenue, Hammond, Indiana 49320

4.	Assumed Business Name: Lake Michigan Charters, Ltd.

5.	Address at which the Corporation will do business under the assumed business name:

1111 Calumet Avenue, Hammond, Indiana 46320

EMPRESS CASINO HAMMOND CORPORATION

By:	/s/ Kevin D. Larson, President
Kevin D. Larson, President

STATE OF INDIANA	)
	)	SS:
COUNTY OF Marion	)

Subscribed and sworn or attested to before me, this 11th day of March 1996.

/s/ Margaret Taylor
Notary Public

/s/ Margaret Taylor
My Commission Expires:	Printed Name

July 20, 1997

My County of Residence is:

Johnson

This instrument was prepared by Richard J. Thrapp, Attorney at Law, ICE MILLER DONADIO & RYAN, One American Square, Box 82001, Indianapolis, Indiana 46282-0002.

CERTIFICATE OF ASSUMED BUSINESS NAME

1.	Name of the Corporation: Empress Casino Hammond Corporation

2.	Date of Organization: November 25, 1992

3.	Principal Office Address of the Corporation:

1111 Calumet Avenue, Hammond, Indiana 46320

4.	Assumed Business Name: Empress Casino Hammond

5.	Address at which the Corporation will do business under the assumed business name:

1111 Calumet Avenue, Hammond, Indiana 46320

EMPRESS CASINO HAMMOND CORPORATION

By:	/s/ Kevin D. Larson, President
Kevin D. Larson, President

STATE OF INDIANA	)
	)	SS:
COUNTY OF Marion	)

Subscribed and sworn or attested to before me, this 11th day of March 1996.

/s/ Margaret Taylor
Notary Public

/s/ Margaret Taylor
My Commission Expires:	Printed Name

July 20, 1997

My County of Residence is:

Johnson

This instrument was prepared by Richard J. Thrapp, Attorney at Law, ICE MILLER DONADIO & RYAN, One American Square, Box 82001, Indianapolis, Indiana 46282-0002.

STATE OF INDIANA

OFFICE OF THE SECRETARY OF STATE

ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

EMPRESS CASINO HAMMOND CORPORATION

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is September 05, 1996.

In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Fifth day of September, 1996.

[ILLEGIBLE]
Deputy

[Seal of the State of Indiana]

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION

State Form 38313R/Corporate Form No. 102 (June 1984)

Articles of Amendment (Amending Individual Articles Only)

Prescribe by Edwin J. Simoox, Secretary of State of Indiana

Recording Requirements Recording of Articles of Amendment in the Office of the County Recorder is generally no longer required by the Indiana General Corporation Act. However, If the name of the corporation is changed by this amendment, a certified copy of the certificate of Amendment must be filed with the recorder of every county to which the corporation ours real estate.

Instructions: Present 2 Originally Signed and Fully Executed Copies to:

SECRETARY OF STATE Room 155, State House Indianapolis, Indiana 46204 (317) 232-6576

ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

The undersigned officers of EMPRESS CASINO HAMMOND CORPORATION

(hereinafter referred to as the “Corporation”) existing pursuant to the provisions of:

(Indicate appropriate act)

☒  Indiana General Corporation Act    ☐  Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)
SECTION 1 The date of incorporation of the corporation is: November 25, 1992
SECTION 2 The name of the corporation following this amendment to the Articles of Incorporation is: EXPRESS CASINO HAMMOND CORPORATION
SECTION 3 The exact text of Article(s) III of the Articles of incorporation is now as follows:

A.     The corporation is authorized to issue Eleven Thousand (11,000) shares, Ten Thousand (10,000) of which shall be classified as Common Shares and One Thousand (1,000) of which shall be classified as Non-Voting Common Shares.

B.     The Common Shares and the Non-Voting Common Shares shall be identical in all respects, except the unless specifically required by the Indiana Business Corporation Law pertaining to voting by class, the Non-Voting Common Shares shall have no voting rights.

SECTION 1

The Board of Directors of the Corporation duly adopted a resolution proposing to amend the terms and provisions of Article(s) III of the Articles of Incorporation and directing a meeting of the Shareholders to be held on August     , 1996, allowing such Shareholders to vote on the proposed amendment.

The resolution was adopted by: (select appropriate paragraph)

(a) Vote of the Board of Directors at a meeting held on , 19 , at which a quorum of such Board was present.

(b) Written consent executed on August , 1996, and signed by all members of the Board of Directors.
SECTION 2 Action by Shareholders:
The Shareholders of the Corporation entitled to vote in respect of the Articles of Amendment adopted the proposed amendment.
The amendment was adopted by: (select appropriate paragraph)
(a) Vote of such Shareholders during the meeting called by the Board of Directors. The result of such vote is as follows:-
TOTAL

SHAREHOLDERS ENTITLED TO VOTE:

SHAREHOLDERS VOTED IN FAVOR:

SHAREHOLDERS VOTED AGAINST:

(b) Written consent executed on , 19 , and signed by all such Shareholders.
SECTION 3 Compliance with Legal Requirements.

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

ARTICLE III Statement of Changes Made With Respect to Any Increase in The Number of Shares Heretofore Authorized
Aggregate Number of Shares Previously Authorized	10,000

Increase (Indicate “0” or “N/A” // no Increase)	1,000

Aggregate Number of Shares To Be Authorized After Effect of This Amendment	11,000

I hereby verify subject to the penalties of perjury that the facts contained herein are true.

Current Officer’s Signature	Officer’s Name Printed
/s/ William J. Sabo	William J. Sabo
Officer’s Title
President

[Seal of the State of Indiana]	CERTIFICATE OF ASSUMED BUSINESS NAME State Form 30353 (R4 / 3-87) Approved by State Board of Accounts 1987	Provided by: EVAN BAYH Secretary of State of Indiana 155 State House Indianapolis, Indiana [ILLEGIBLE] (317)232-[ILLEGIBLE]

INSTRUCTIONS: (CORPORATIONS ONLY)

    This certificate must first be recorded in the office of County Recorder of each county in which a place of business or office is located. A copy of the certificate, certified by the County Recorder, must be filed with the Secretary of State. Indiana Code 23-15-1-1

Fee for filing with the Secretary of State: $30.00 or $45.00, if a certificate Issued by the Secretary of State is desired.

1. Name of Corporation Empress Casino Hammond Corporation	2. Date of Incorporation/Admission November 25, 1992
3. Principal Office Address of the Corporation (Street, City, State and ZIP Code) 825 Empress Drive, Hammond, IN 46320
4. Assumed Business Name(s) Hammond Empress
5. Address at which the Corporation will do business under [ILLEGIBLE] business name (Street, City, State and ZIP Code) 825 Empress Drive, Hammond, IN 46320
6. Signature /s/ William Sabo	Name Printed William Sabo

STATE OF Illinois

COUNTY OF Grundy	SS:

Subscribed and sworn or attested to before me, this 25th day of November, 1996.

Notary Public /s/ Cindy Starks
My Notarial Commission Expires: 8/23/00
My County of Residence is: Grundy

I, MORRIS W. CARTER, Recorder of LAKE County, State of Indiana, certify that the foregoing is a true copy of the Certificate of Assumed Business Name recorded in my office on the 14TH day of JANUARY, 1997.

Recorder Signature /s/ Morris W. Carter

This instrument was prepared by

(IND. - 909 3/9/89)

[ILLEGIBLE]

[Seal of the State of Indiana]	ARTICLES OF MERGER State Form [ILLEGIBLE] State Board of Accounts Approved 1995	SUE ANNE GILROY SECRETARY OF STATE CORPORATIONS DIVISION [ILLEGIBLE]

INSTRUCTIONS:	Use 8 1/2” x 11” white paper for [ILLEGIBLE]	Indiana Code [ILLEGIBLE]
	Present original and two (2) copies to address in upper right corner of this form.	FILING FEE: $[ILLEGIBLE]
Please TYPE or PRINT.
Upon completion of filing the Secretary of State will issue a receipt.

ARTICLES OF MERGER / SHARE EXCHANGE OF NEW EMPRESS HAMMOND, INC.
(hereinafter, “the nonsurviving corporation”)

INTO EMPRESS CASINO HAMMOND CORPORATION
(hereinafter, “the surviving corporation”)

ARTICLE 1 SURVIVING CORPORATION
SECTION 1 The name of the corporation surviving the merger is: Empress Casino Hammond Corporation and such name ☐ has ☒ has not (designate which) been changed as a result of the merger.

SECTION 2

a.      The surviving corporation is a domestic corporation existing pursuant to the provisions of the Indiana Business Corporation Law Incorporated on November 25, 1992.

b.      The surviving corporation is a foreign corporation Incorporated under the laws of the State of                                          and ☐   qualified     ☐  not qualified (designate which) to do business in Indiana.

If the surviving corporation is qualified to do business in Indiana, state the date of qualification: .
(If Application for Certificate of Authority is filed concurrently herewith state “Upon approval of Application for Certificate of Authority”.)

ARTICLE 2 NONSURVIVING CORPORATION
The name, state of Incorporation, and date of Incorporation or qualification (if applicable) respectively, of each Indiana domestic corporation and Indiana qualified foreign corporation, other than the survivor, which is party to the merger are as follows:
Name of Corporation New Empress Hammond, Inc.
State of Domicile Indiana	Date of Incorporation or qualification in Indiana (if applicable) October 27, 1997
Name of Corporation
State of Domicile	Date of Incorporation or qualification in Indiana (if applicable)
Name of Corporation
State of Domicile	Date of Incorporation or qualification in Indiana (if applicable)

ARTICLE III PLAN OF MERGER OR SHARE EXCHANGE
The Plan of Merger or Share Exchange, containing such information as required by Indiana Code 23-1-46-1(b), is set forth in “Exhibit A”, attached hereto and made a part hereof.

(IND. – 1173 – 10/18/96)

ARTICLE IV MANNER OF ADOPTION AND VOTE OF SURVIVING CORPORATION (Must Complete Section 1 or 2)
☐ Shareholder vote not required.

The merger / share exchange was adopted by the Incorporators or board of directors without shareholder action and shareholder action was not required.
[ILLEGIBLE]
☒ Vote of shareholders.

The designation (i.e. common, preferred or any classification where different classes of stock exist, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the merger / share exchange and the number of votes of each voting group represented at the meeting is set forth below:

		TOTAL	A	B	C
DESIGNATION OF EACH VOTING GROUP (i.e. preferred and common) Common and Non-Voting Common			Common	Non-Voting Common

NUMBER OF OUTSTANDING SHARES	1	179.245	1,150	29.245

NUMBER OF VOTES ENTITLED TO BE CAST	1	179.245	1,150	29.245

NUMBER OF VOTES REPRESENTED AT MEETING	1	179.245	1,150	29.245

SHARES VOTED IN FAVOR	1	179.245	1,150	29.245

SHARES VOTED AGAINST		0	0	0

ARTICLE V MANNER OF ADOPTION AND VOTE OF NONSURVIVING CORPORATION (Must Complete Section 1 or 2)
☐ Shareholder vote not required.

The merger / share exchange was adopted by the Incorporators or board of directors without shareholder action and shareholder action was not required.

☒ Vote of shareholders.

The designation (i.e. common, preferred or any classification where different classes of stock exist) number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the merger / share exchange and the number of votes of each voting group represented at the meeting is set forth below:

	TOTAL	A	B	C
DESIGNATION OF EACH VOTING GROUP (i.e. preferred and common) Common		Common

NUMBER OF OUTSTANDING SHARES	100	100

NUMBER OF VOTES ENTITLED TO BE CAST	100	100

NUMBER OF VOTES REPRESENTED AT MEETING	100	100

SHARES VOTED IN FAVOR	100	100

SHARES VOTED AGAINST	0	0

In Witness Whereof, the undersigned being the Chief Executive Officer of the surviving corporation executes these
(Title)
Articles of Merger / Share Exchange and verifies, subject to penalties of perjury that the statements contained herein are true, this 31st day of October 1st, 1997
Signature /s/ Peter A. Perro, Jr.	Printed name Peter A. Perro, Jr.

AGREEMENT AND PLAN OF MERGER

OF

NEW EMPRESS HAMMOND, INC.,

an Indiana corporation

INTO

EMPRESS CASINO HAMMOND CORPORATION,

an Indiana corporation

AGREEMENT AND PLAN OF MERGER, dated as of the 31ST day of October, 1997, by and between New Empress Hammond, Inc., an Indiana corporation (the “Merging Corporation”) and Empress Casino Hammond Corporation, an Indiana corporation (referred to herein as (“ECHC” or the “Surviving Corporation”). The Merging Corporation and the Surviving Corporation are sometimes referred to as the “Constituent Corporations.”

WHEREAS, the Merging Corporation and the Surviving Corporation are corporations duly organized and existing under the laws of the State of Indiana; and

WHEREAS, the holdings of each of the shareholders of LMC Leasing Inc., a Delaware corporation which is the parent of the Merging Corporation, and ECHC are identical; and

WHEREAS, the Boards of Directors of the Constituent Corporations deem it advisable for the general welfare and advantage of the Constituent Corporations and their stockholders that the Constituent Corporations merge into a single corporation pursuant to this Agreement and the applicable laws of the State of Indiana;

NOW, THEREFORE, the parties agree that the Constituent Corporations shall be merged on the following terms and conditions:

1. The Merger. At the Effective Time (as defined below) of the merger, the Merging Corporation shall be merged with and into ECHC and the separate existence of the Merging Corporation shall cease (the “Merger”). Following the consummation of the Merger, ECHC shall continue its corporate existence as the wholly-owned subsidiary of LMC Leasing Ltd., a Delaware corporation. The name of the Surviving Corporation following the effective Time shall be “Empress Casino Hammond Corporation.”

2. Effective Time. The parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of Indiana, in such form as required by, and executed in accordance with the relevant provisions of, the Indiana Business Corporation Law (the date and time of the filing of the Certificate of Merger being the “Effective Time”).

3. Articles of Incorporation and By-Laws.

(a) The Articles of Incorporation of ECHC at the effective time of the Merger shall be the Articles of Incorporation of the Surviving Corporation until amended as provided by law.

(b) The By-Laws of ECHC at the effective time of the Merger shall be the By-Laws of the Surviving Corporation until altered or amended in accordance with the provisions thereof and Indiana law.

4. Directors and Officers. Subject to applicable law, the initial directors and officers of the Surviving Corporation immediately after the Effective Time shall be those persons who are the directors and officers of ECHC immediately prior to the Effective Time, to hold office until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal.

5. Terms of Merger.

(a) From and after the effective time of the Merger, the Surviving Corporation shall possess all the rights, privileges, immunities, and franchises of a public, as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger, provided, however, that the Surviving Corporation shall [ILLEGIBLE] responsible and liable for all the liabilities and obligations of each of the Constituent Corporations, and any claim existing or action or preceding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

(b) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, (i) each share of Common Stock of ECHC outstanding immediately prior to the Effective Time shall be canceled for no consideration and be deemed of no further force and effect; (ii) each share of Non-Voting Common Stock of ECHC outstanding immediately prior to the Effective Time shall be canceled for no consideration be deemed of no further force and effect; and (iii) each share of Common Stock of the Merging Corporation outstanding immediately prior to Effective Time shall be converted into one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

(c) The Surviving Corporation shall pay all expenses of carrying the Plan into effect and accomplishing the Merger provided for herein.

(d) The proper officers and directors of the Constituent Corporations shall execute and deliver all such documents and take all such actions as may be necessary or advisable, or as may be requested by the Surviving Corporation from time to time in order to vest fully all the property rights of the Constituent Corporations in the Surviving Corporation and otherwise carry out this Plan.

(e) Anything herein or elsewhere to the contrary notwithstanding, this Plan may be abandoned by the mutual consent of the Constituent Corporations, evidenced by appropriate resolutions of their respective Board of Directors, at any time prior to the Effective Time of the Merger.

IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement to be signed by its duly authorized officer on the day and year first above written.

EMPRESS CASINO HAMMOND CORPORATION

By:	/s/ Peter A. Ferro, Jr.
Name:	Peter A. Ferro, Jr.
Its:	Chief Executive Officer

NEW EMPRESS HAMMOND, INC.

By:	/s/ Joseph J. Canfora
Name:	Joseph J. Canfora
Its:	President

ARTICLES AND CERTIFICATE OF MERGER

OF

EMPRESS CASINO HAMMOND CORPORATION

AND

HORSESHOE ACQUISITION INDIANA, INC.

In accordance with the requirements of the Indiana Business Corporation Law (the “Act”), EMPRESS CASINO HAMMOND CORPORATION, an Indiana corporation (the “Surviving Corporation”) and HORSESHOE ACQUISITION INDIANA, INC., an Indiana corporation (the “Nonsurviving Corporation”), set forth the following:

Article I

Surviving Corporation

A. The name of the corporation surviving the merger is Empress Casino Hammond Corporation and such name has not been changed as a result of the Merger.

B. The Surviving Corporation is an Indiana corporation existing pursuant to the provisions of the Act and was incorporated on November 25, 1992.

Article II

Nonsurviving Corporation

A. The name of the corporation not surviving the merger is Horseshoe Acquisition Indiana, Inc.

B. The Nonsurviving Corporation was incorporated on October 15, 1999 in Indiana.

Article III

Plan of Merger

The Plan of Merger whereby the Nonsurviving Corporation shall be merged with and into the Surviving Corporation (the “Plan of Merger”) is set forth in Exhibit A, attached hereto and made a part hereof.

Article IV

Manner of Adoption and Vote

The manner of adoption and vote by which the Plan of Merger was approved by the Surviving Corporation and the Nonsurviving Corporation are as follows:

A. Action by Surviving Corporation.

1. Action by Directors. By unanimous written consent of the Board of Directors on August 31, 1998, the Board of Directors of the Surviving Corporation approved resolutions adopting the Plan of Merger.

2. Action by Shareholders. By unanimous written consent of the Shareholders on August 31, 1998, the Shareholders of the Surviving Corporation approved resolutions adopting the Plan of Merger as follows:

EMPRESS CASINO HAMMOND CORPORATION

Common Shares
Number of Outstanding shares	1,000
Number of Votes Entitled to be Cast	1,000
Number of Votes In Favor	1,000
Number of Votes Against	0
Number of Votes Abstaining	0

B. Action by Nonsurviving Corporation.

1. Action by Directors. By unanimous written consent of the Board of Directors on October 29, 1999, the Board of Directors of the Nonsurviving Corporation approved resolutions adopting the Plan of Merger.

2. Action by Shareholders. By unanimous written consent of the Shareholders on October

29,1999, the Shareholders of the Surviving Corporation approved resolutions adopting the Plan of Merger as follows:

HORSESHOE ACQUISITION INDIANA. INC.

Common Shares
Number of Outstanding Shares	100
Number of Votes Entitled to be Cast	100
Number of Votes In Favor	100
Number of Votes Against	0
Number of Votes Abstaining	0

C. Compliance with Legal Requirements. The Plan of Merger was adopted in accordance with. the provisions of the Act.

Article V

Effective Time

The merger of Empress Casino Hammond Corporation and Empress Indiana Corporation shall be effective at the time and date set forth in Section 1.03 of the Plan of Merger.

Article VI

Plan of Merger

The Surviving Corporation shall provide, on request and without cost, a copy of the Plan of Merger to any shareholder of the Surviving Corporation.

IN WITNESS WHEREOF, the Surviving Corporation and Nonsurviving Corporation have caused these Articles and Certificate of Merger to be executed by a duly authorized officer acting for and on behalf of each corporation, and the officer of each corporation verifies and affirms, subject to the penalties of perjury, that the facts contained herein are true.

Dated this 1st day of December, 1999.

SIGNATURES ON FOLLOWING PAGE

Empress Casino Hammond Corporation

By:	/s/ Peter A. Ferro, Jr.
Peter A. Ferro, Jr., Chief Executive Officer

Horseshoe Acquisition Indiana, Inc.

By:	/s/ Jack B. Binion
Jack B. Binion, President

EXHIBIT A

PLAN OF MERGER

This Plan of Merger (the “Plan”) is made and entered into this 1st day of December, 1999, by and among Horseshoe Gaming, L.L.C., a Delaware limited liability company (“Parent”), Horseshoe Gaming Holding Corp., a Delaware corporation (“HGHC”), Horseshoe Acquisition Indiana, Inc. an Indiana corporation (“Indiana Acquisition” and together with Parent and HGHC, the “Buyers”), Empress Entertainment, Inc., a Delaware corporation (“Empress”) and Empress Casino Hammond Corporation, an Indiana corporation (“Empress Hammond” and together with Empress, the “Sellers”).

RECITALS:

A. Indiana Acquisition is a wholly-owned subsidiary of HGHC; and

B. Empress Hammond is a wholly-owned subsidiary of Empress (Indiana Acquisition and Empress Hammond are sometimes collectively referred to herein as the “Subsidiaries”); and

C. The Board of Directors of each of Empress Hammond and Indiana Acquisition have determined that a merger of Indiana Acquisition with and into Empress Hammond (the “Merger”) is in the best interests of their respective companies and stockholders and accordingly have agreed to effect the Merger provided for herein upon the terms and subject to the conditions set forth herein; and

D. Empress, as the sole shareholder of Empress Hammond, has determined the Merger to be in the hest interests of Empress and has approved the Merger provided for herein; and

E. HGHC, as the sole shareholder of Indiana Acquisition, has determined the Merger to be in the hest interests of HGHC and has approved the Merger provided for herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants contained in this Plan, the parties hereto do hereby agree as follows:

Section 1.01. Merger. Upon the terms and subject to the conditions of this Plan, at the Effective Time (as defined in Section 1.03 of this Plan), Indiana Acquisition shall be merged with and into Empress Hammond in accordance with the laws of the State of Indiana and the terms of this Plan, whereupon the separate corporate existence of Indiana Acquisition shall cease and Empress Hammond shall be the surviving corporation of the Merger. The Plan is described more fully in the Agreement and Plan of Merger dated as of September 2, 1998 and as subsequently amended between the Buyers and Sellers as filed with the Securities and Exchange Commission.

Section 1.02. Closing. Subject to the terms and conditions of this Plan, the closing of the Merger (the “Closing Date”) shall take place (a) at the offices of D’Ancona & Pflaum LLC, 111 East Wacker Drive, Suite 2800, Chicago, Illinois 60601 on such date as is determined in accordance with the Agreement and Plan of Merger, or (b) at such other place, time and/or date as the parties hereto may otherwise agree.

Section 1.03. Effective Time. The parties hereto shall cause articles of merger (the “Articles of Merger”) to be properly executed and filed in accordance with the laws of the State of Indiana and the terms of this Plan on or before the Closing Date. The parties hereto also shall take such further actions as may be required under the laws of the State of Indiana in order to effect the Merger. The Merger shall become effective at such time as Articles of Merger have been duly fifed with the Secretary of State of Indiana (the “Effective Time”).

Section 1.04. Legal Effect. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Indiana Acquisition, all as provided under applicable law and subject to the terms and conditions set forth in this Plan.

Section 1.05. Merger Consideration. Subject to the terms and conditions set forth in this Plan, the aggregate consideration to be received by Empress upon the consummation of the Merger shall be an aggregate amount equal to Three Hundred Seventy-Eight Million Dollars ($378,000,000.00) subject to adjustment based on the working capital of Empress Hammond on the Closing Date (the “Merger Consideration”).

Section 1.06. Conversion of Shares.

(a) At the Effective Time (i) each share of common stock of Indiana Acquisition outstanding at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, shall be converted into and exchanged for one share of newly issued common stock of Empress Hammond, the surviving corporation; and (ii) the shares of common stock, without par value per share, of Empress Hammond outstanding at the Effective Time (the “Shares”), by virtue of the Merger and without any action on the part of the holders thereof, shall be converted and exchanged into the right to receive a proportionate share of the Merger Consideration.

(b) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all Shares shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and the holders thereof shall thereafter cease to have any rights with respect to such Shares, except for the right to receive, without interest, a proportionate share of the Merger Consideration.

Section 1.07. Exchange of Certificates Representing Shares. Upon surrender of the Certificates representing Shares duly endorsed for transfer or accompanied by validly executed stock powers, the holders thereof shall be entitled to receive in exchange therefor a proportionate share of the Merger Consideration. Until so surrendered, each Certificate that, at the Effective Time, represented Shares will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive a proportionate share of the Merger Consideration.

Section 1.08. Taking of Necessary Action; Further Action. Each of the Buyers and each of the Sellers shall take all such action as may be reasonably necessary or appropriate in order to effectuate the transactions contemplated by this Plan. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Plan or to vest Empress Hammond, the surviving corporation, with full right, title and possession to all assets, property, rights, privileges, powers and franchises of both Empress Hammond and Indiana Acquisition, except as provided herein, the officers and directors of Empress Hammond are fully authorized to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Plan.

Section 1.09. Fair Consideration. The parties acknowledge and agree that the Merger Consideration represents fair consideration and reasonably equivalent value for the Shares and the transactions, covenants and agreements set forth in this Plan, which consideration was agreed upon as the result of arm’s-length, good faith negotiations between the parties and their respective representatives.

Section 1.10. Certain Matters Relating to the Surviving Corporation.

(a) Articles of Incorporation of Empress Hammond. The Articles of Incorporation of Empress Hammond in effect at the Effective Time shall be the Articles of Incorporation of Empress Hammond, the surviving corporation, until amended in accordance with the terms and pursuant to applicable law.

(b) By-Laws of Empress Hammond. The By-Laws of Empress Hammond in effect at the Effective Time shall be the By-Laws of Empress Hammond, the surviving corporation, until amended in accordance with the terms of such By-Laws and pursuant to applicable law and the Articles of Incorporation of the Surviving Corporation.

(c) Directors of Empress Hammond. The directors of Empress Hammond immediately after the Effective Time shall be the same as the directors of Indiana Acquisition immediately prior to the Effective Time, to hold office until their successors are duly appointed or elected in accordance with applicable law and the By-Laws of Empress Hammond, as applicable.

(d) Officers of Empress Hammond. The officers of Empress Hammond immediately after the Effective Time shall be the same as the officers of Indiana Acquisition immediately prior to the Effective Time, to hold such offices until their successors are duly appointed or elected in accordance with applicable law and the By-Laws of Empress Hammond, as applicable.

SIGNATURES ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the undersigned have executed this Plan as of the date first above written.

BUYERS		SELLERS

Horseshoe Gaming, L.L.C., a Delaware limited liability company		Empress Entertainment, Inc. a Delaware corporation

By:	Horseshoe Gaming Holding, Corp.
Its:	Manager

By:	/s/ Jack B. Binion	By:	/s/ Peter A. Ferro
	Jack B. Binion, President		Peter A. Ferro, Jr., Chief Executive Officer

Horseshoe Gaming Holding Corp., a Delaware Corporation		Empress Casino Hammond Corporation, an Indiana Corporation

By:	/s/ Jack B. Binion	By:	/s/ Peter A. Ferro
	Jack B. Binion, President		Peter A. Ferro, Jr., Chief Executive Officer

Horseshoe Acquisition Indiana, Inc., an Indiana corporation

By:	/s/ Jack B. Binion
Jack B. Binion, President

State of Indiana

Office of the Secretary of State

CERTIFICATE OF AMENDMENT

of

EMPRESS CASINO HAMMOND CORPORATION

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Amendment of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

The name following said transaction will be:

HORSESHOE HAMMOND, INC.

NOW, THEREFORE, with this document I certify that said transaction will become effective Monday, March 26, 2001.

[Seal of the State of Indiana]	In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, March 26, 2001.

/s/ Sue Anne Gilroy
SUE ANNE GILROY, SECRETARY OF STATE

1992111047 / 2001032685069

[Seal of the State of Indiana]	ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION State Form 38333 (RS/12-96) Approved by State Board of Accounts 1995	SUE ANNE GILROY SECRETARY OF STATE CORPORATION DIVISION 302 W. WASHINGTON St. [ILLEGIBLE] E018 Indianapolis, IN [ILLEGIBLE] Telephone: (317) 232-6578

INSTRUCTIONS:	Use 8 1/2” x 11” white paper for inserts.	Indiana Code 23-1-38-1 et seq.
	Present original and two copies to address in upper right hand corner of this	Filing Fee: $30.00
Please TYPE or PRINT.

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION OF:
Name of Corporation	Date of Incorporation
Empress Casino Hammond Corporation	November [ILLEGIBLE]
The undersigned officers of the above referenced Corporation (hereinafter referred to as the “Corporation”) existing pursuant to the provisions of: (indicate appropriate act)
☒ Indiana Business Corporation Law ☐ Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)
The exact text of Article(s) I of the Articles
(NOTE: If amending the name of corporation, write Article “I” In space above and write “The name of the corporation is ,” below.)
The name of the Corporation is Horseshoe Hammond, Inc.
ARTICLE II
Date of each amendment’s adoption: March 23, 2001

(Continued on the reverse side)

ARTICLE III Manner of Adoption and Vote

Mark applicable Section: NOTE – Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

☐ SECTION 1	This amendment was adopted by the Board of Directors or Incorporations and shareholder action was not required.
☒ SECTION 2	The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (Shareholder approval may be by either A or B.)
A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

Shares entitled to vote.
Number of shares represented at the meeting.
Shares voted in favor.
Shares voted against.

B. Unanimous written consent executed on March 23, 2001, and signed by all shareholders entitled to vote.

ARTICLE IV Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 23rd day of March, 2001.

Signature of current officer or chairman of the board /s/ Roger P. Wagner	Printed name of officer or chairman of the board Roger P. Wagner
Signature’s Title President

CONSENT IN LIEU OF SPECIAL MEETING OF THE SOLE STOCKHOLDER

OF EMPRESS CASINO HAMMOND CORPORATION

The undersigned, being the sole stockholder of Empress Casino Hammond Corporation, an Indiana Corporation (the “Corporation”), in lieu of holding a special meeting, hereby adopts the following resolution by unanimous written consent pursuant to the Indiana Business Corporation Law;

RESOLVE that the Corporation is authorized, directed and empowered to execute and perform all acts necessary to change its name from Empress Casino Hammond Corporation to Horseshoe Hammond, Inc., and in connection therewith, is authorized, directed and empowered to execute and file with the Secretary of State of Indiana an Article of Amendment of the Articles of Incorporation.

IN WITNESS WHEREOF, the undersigned has executed this consent as of the 23rd day of March, 2001.

HORSESHOE GAMING HOLDING CORP.

by:	/s/ Roger Wagner
Roger Wagner, President

WRITTEN CONSENT OF A SOLE DIRECTOR

OF EMPRESS CASINO HAMMOND CORPORATION

The undersigned being the sole member of the Board of Directors (the “Board”) of Empress Casino Hammond Corporation, an Indiana corporation (the “Company”), hereby consents, pursuant to Section 23-1-34-1, et seq. of the business corporation laws of the State of Indiana, to the adoption of the following resolution as the duly adopted resolution of the Company, with the same force and effect as if said resolution had been duly adopted at a meeting of the Board of the Company.

RESOLVE that the name of the corporation be, and hereby is, changed to Horseshoe Hammond, Inc.

FURTHER RESOLVE that the proper officers of the Company be and each of them hereby is, authorized and empowered for and on behalf of the Company to execute and deliver any and all documents, contracts or instruments and to do or cause to be done any and all such other acts or things that they, or any of them, may deem necessary, appropriate or desirable in order to implement fully and properly the focus and intent of those resolutions, any such determination to be conclusively evidenced by the execution and delivery of any such documents, contracts, instruments or doing or performing any such act or thing.

IN WITNESS WHEREOF, I have executed this Written Consent to the Sole Director of Empress Casino Hammond Corporation as of this 23rd day of March, 2001.

/s/ Jack B. Binion
Jack B. Binion, Director

State of Indiana

Office of the Secretary of State

CERTIFICATE OF ASSUMED BUSINESS NAME

of

HORSESHOE HAMMOND, INC.

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Certificate of Assumed Business Name of the above

For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

Following said transaction the entity named above will be doing business under the assumed business name(s) of:

HORSESHOE CASINO HAMMOND

NOW, THEREFORE, with this document I certify that said transaction will become effective Monday, April 16, 2001.

[Seal of the State of Indiana]	In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, April 16, 2001.

/s/ Sue Anne Gilroy
SUE ANNE GILROY, SECRETARY OF STATE

1992111047/2001042691482

[Seal of the State of Indiana]	CERTIFICATE OF ASSUMED BUSINESS NAME (All Corporations) State Form 30353 (RS/9-97) State Board of Accounts Approved [ILLEGIBLE]	SUE ANNE GILROY SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St., [ILLEGIBLE]. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576

	Indiana Code 23-15-1-1, et seq.
INSTRUCTIONS:
1. This certificate must also be recorded in the office of County Recorder of each county in which a place of business or office is located.	FILING FEES PER CERTIFICATE: For-Profit Corporation, Limited Liability
2. FEES ARE PER ASSUMED NAME. Please make check or money order	Company, Limited Partnership	$30.00
payable to: Indiana Secretary of State.	Not-For-Profit Corporation	$26.00
Please TYPE or PRINT.	Certificate - Additional	$15.00

1. Name of Corporation LLC or LP HORSESHOE HAMMOND, INC.	2. Date of incorporation / admission 11-25-92
3. Address at which the Corporation, LLC, LP will do business or have an office in Indiana. If no office in Indiana, then state current registered address (street address) 777 CASINO CENTER DRIVE
City, state and ZIP code HAMMOND, IN 46320
4. Assumed business name(s) ($30.00 per name) HORSESHOE CASINO HAMMOND

5. Principal office address of the Corporation, LLC, LP (Street address) 777 CASINO CENTER DRIVE
City, state and ZIP code HAMMOND, IN 46320
6. Signature /s/ Kirk C. Saylor	7. Printed name KIRK C. SAYLOR

STATE OF ILLINOIS
COUNTY OF WILL	SS:
Subscribed and sworn or attested to before me, this 13TH day of APRIL, 2000
Notary Public /s/ Demetrius J. Karos
My Notarial Commission Expires: 6-17-2002	My County of Residence is: WILL

This instrument was prepared by: D. KAROS, 2300 EMPRESS DRIVE, JOLIET, IL 60436

State of Indiana

Office of the Secretary of State

CERTIFICATE OF ASSUMED BUSINESS NAME

of

HORSESHOE HAMMOND, INC.

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Certificate of Assumed Business Name of the above For-Profit Domestic Corporation have been presented to me at my office accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

Following said transaction the entity named above will be doing business under the assumed business name(s) of:

JACK BINION’S HORSESHOE CASINO

NOW, THEREFORE, with this document I certify that said transaction will become effective Wednesday. November 21, 2001.

[Seal of the State of Indiana]	In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, November 21, 2001.

/s/ Sue Anne Gilroy
SUE ANNE GILROY, SECRETARY OF STATE

1992111047/2001112126940

[Seal of the State of Indiana]	CERTIFICATE OF ASSUMED BUSINESS NAME (All Corporations) State Form 30353 [ILLEGIBLE] State Board of Accounts Approved 1995	SUE ANNE GILROY SECRETARY OF STATE CORPORATIONS DIVISION 382, W. Washington St., Rm.E018 Indianapolis [ILLEGIBLE] Telephone: [ILLEGIBLE]

	Indiana Code 23-15-1-1, et seq.
INSTRUCTIONS:
1. This certificate must also be recorded in the office of County Recorder of each county in which a place of business or office is located.	FILING FEES PER CERTIFICATE: For-Profit Corporation, Limited Liability
2. FEES ARE PER ASSUMED NAME. Please make check or money order	Company, Limited Partnership	$30.00
payable to: Indiana Secretary of State.	Not-For-Profit Corporation	$26.00
Please TYPE or PRINT.	Certificate - Additional	$15.00

1. Name of Corporation LLC or LP HORSESHOE HAMMOND, INC.	2. Date of incorporation / admission 11-25-92
3. Address at which the Corporation, LLC, LP will do business or have an office in Indiana. If no office in Indiana, then state current registered address (street address) 777 CASINO CENTER DRIVE
City, state and ZIP code HAMMOND, IN 46320
4. Assumed business name(s) ($30.00 per name) JACK BINION’S HORSESHOE CASINO

5. Principal office address of the Corporation, LLC, LP (street address) 777 CASINO CENTER DRIVE
City, state and ZIP code HAMMOND, IN 46320
6. Signature /s/ Kirk C. Saylor	7. Printed name KIRK C. SAYLOR

STATE OF ILLINOIS
COUNTY OF WILL	SS:
Subscribed and sworn or attested to before me, this 16TH day of NOVEMBER, 2001
Notary Public /s/ Demetrius J. Karos
My [ILLEGIBLE] Commission Expires: 6-17-2002	My County of Residence is: WILL

This instrument was prepared by: D. KAROS, 18454 S. WEST CREEK DRIVE, TINLEY PARK, IL 60477

State of Indiana

Office of the Secretary of State

CERTIFICATE OF AMENDMENT

of

HORSESHOE HAMMOND, INC.

I, TODD ROKITA, Secretary of State of Indiana, hereby certify that Articles of Amendment of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

The name following said transaction will be:

HORSESHOE HAMMOND, LLC

NOW, THEREFORE, with this document I certify that said transaction will become effective Friday, September 30, 2005.

[Seal of the State of Indiana]	In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, September 30, 2005.
/s/ Todd Rokita
TODD ROKITA, SECRETARY OF STATE

1992111047 / 2005100308018

[Seal of the State of Indiana]	ARTICLES OF ENTITY CONVERSION:	TODD ROKITA
	Conversion of a Corporation Into a Limited Liability Company	SECRETARY OF STATE
	State Form 51576 (1-04)	CORPORATE DIVISION
	Approved by State Board of Accounts, 2004	302 W. Washington Street, Rm. E018 Indianapolis, IN 45204 Telephone: (317) 232-6576

INSTRUCTIONS:	Use 8 1/2” × 11” white paper for attachments.	Indiana Code 23-1-18-3
	Present original and one copy to the address in upper right corner of this form.	FILING FEE: $30.00
Please TYPE or PRINT.
Please visit our office on the web at www.sos.in.gov.

ARTICLES OF CONVERSION
OF
Horseshoe Hammond, Inc.
(hereinafter “Non-surviving Corporation”)

INTO
Horseshoe Hammond, LLC
(hereinafter “Surviving LLC”)

ARTICLE I: PLAN OF ENTITY CONVERSION
a. Please set forth the Plan of Conversion, containing such information as required by Indiana Code 23-1-38. 5-11 and Indiana Code 23-1-38.5-12, attach herewith, and designate it as “Exhibit A.”

The following is basic Information that must be included in the Plan of Entity Conversion: (please refer to Indiana

Code 23-1-38.5-12 for a more complete listing of requirements before submitting the plan).

•     A statement of the type of business entity that Surviving LLC will be and, if it will be a foreign non-corporation, its jurisdiction of organization;

•     The terms and conditions of the conversion;

•     The manner and basis of converting the shares of Non-surviving Corporation into the interests, securities, obligations, rights to acquire interests or other securities of Surviving LLC following its conversion; and

•     The full text, as in effect immediately after the consummation of the conversion, of the orgenic document (if any) of Surviving LLC.

•     If, as a result of the conversion, one or more shareholders of Non-surviving Corporation would be subject to owner liability for debts, obligations, or liabilities of any other person or entity, those shareholders must consent in writing to such liabilities in order for the Plan of Merger to be valid.

b. Please read and sign the following statement.

I hereby affirm under penalty of perjury that the plan of conversion is in accordance with the Articles of Incorporation or bylaws of Non-surviving Corporation and is duly authorized by the shareholders of Non-surviving Corporation as required by the laws of the State of Indiana.

Signature /s/ Stephen H. Brammell	Printed Name Stephen H. Brammell	Title Secretary

ARTICLE II: NAME AND DATE OF INCORPORATION OF NON-SURVIVING CORPORATION
a. The name of Non-surviving Corporation immediately before filing these Articles of Entity Conversion is the following: Horseshoe Hammond, Inc.
b. The date on which Non-surviving Corporation was incorporated in the State of Indiana is the following: November 25, 1992

ARTICLE III: NAME AND PRINCIPAL OFFICE OF SURVIVING LLC
a. The name of Surviving LLC is the following:
Horseshoe Hammond, LLC

•       (Please note pursuant to Indiana Code 23-18-2-8, this name must include the words “Limited Liability Company”, “LLC.”, or “LLC”).

•       (If Surviving LLC is a foreign LLC, then its name must adhere to the laws of the state in which it is domiciled).

b. The address of Surviving LLC’s Principal Office is the following:
Street Address	City	State	Zip Code
One Harrah’s Court	Las Vegas	NV	89119

ARTICLE IV: REGISTERED OFFICE AND AGENT OF SURVIVING LLC
Registered Agent: The name and street address of Surviving LLC’s Registered Agent and Registered Office for service of process are the following:

Name of Registered Agent Corporation Service Company

Address of Registered Office (street or building)	City		Zip Code
251 East Ohio Street, Suite 500	Indianapolis	Indiana	46204

ARTICLE V – JURISDICTION OF SURVIVING LLC AND CHARTER SURRENDER OF NON-SURVIVING CORPORATION

SECTION 1:	JURISDICTION

Please state the jurisdiction in which Surviving LLC will be organized and governed. Indiana

SECTION 2:	CHARTER SURRENDER (Please complete this section only if Surviving LLC is organized outside of Indiana).

If the jurisdiction stated above is not Indiana, please set forth the Articles of Charter Surrender for the Non-surviving Corporation and attach herewith as “Exhibit B.”
Pursuant to Indiana Code 23-1-38.5-14, the Articles of Charter Surrender must include:
1. The name of Non-surviving Corporation;

2.      A statement that the Articles of Charter Surrender are being filed in connection with the conversion of Non-surviving Corporation into an LLC that will be organized in a jurisdiction other than the State of Indiana;

3.      A signed statement under penalty of perjury that the conversion was duly approved by the shareholders of Non-surviving Corporation in a manner required by Indiana Law and consistent with the Articles of Incorporation or the bylaws of Non-surviving Corporation;

4. The jurisdiction under which the Surviving LLC will be organized; and
5. The address of Surviving LLC’s executive office.

ARTICLE VI: DISSOLUTION OF SURVIVING LLC
Please indicate when dissolution will take place in Surviving LLC:
☐ The latest state upon which Surviving LLC is to dissolve is , OR
☒ Surviving LLC is perpetual until dissolution.

ARTICLE VII: MANAGEMENT OF SURVIVING LLC
Surviving LLC will be managed by: ☒ The members of Surviving LLC, OR
☐ A manager or managers

In Witness Whereof, the undersigned being an officer or other duly authorized representative of Non-surviving Corporation executes these Articles of Entity Conversion and verifies, subject to penalties of perjury, that the statements contained herein are true, this 28th day of September, 2005.

Signature	Printed Name
/s/ Stephen H. Brammell	Stephen H. Brammell

Title Secretary

EXHIBIT A

PLAN OF CONVERSION OF HORSESHOE HAMMOND, INC.

Plan of Conversion adopted for Horseshoe Hammond, Inc., a business corporation organized under the laws of the State of Indiana on November 25, 1992:

1. The name and address of the non-surviving entity is Horseshoe Hammond, Inc., One Harrah’s Court, Las Vegas, Nevada 89119, and it is governed by the laws of the State of Indiana.

2. The name and address of the proposed resulting entity will be Horseshoe Hammond, LLC, One Harrah’s Court, Las Vegas, Nevada 89119, and it will be governed by the laws of the State of Indiana.

3. Horseshoe Hammond, Inc. shall, pursuant to the provisions of the laws of the State of Indiana, be converted to a limited liability company, to wit, Horseshoe Hammond, LLC, which shall be the resulting entity and which shall continue to exist as said resulting entity under the name “Horseshoe Hammond, LLC” pursuant to the provisions of the Indiana Code. The separate existence of Horseshoe Hammond, Inc., which is sometimes referred to as the “non-surviving entity”, shall cease upon the effective date of the conversion pursuant to the provisions of the Indiana Code.

4. The Articles of Organization of the resulting entity when the conversion becomes effective shall be the Articles of Organization of said resulting entity and said Articles of Organization shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Indiana Code.

5. The Member of the resulting entity when the conversion becomes effective shall be the Member of the resulting entity.

6. At the effective time of the conversion and without any action on the part of the non-surviving entity or the resulting entity, each authorized share of capital stock of the non-surviving entity, shall be cancelled and retired and cease to exist and no consideration shall be delivered in exchange therefore.

7. The officers of the non-surviving entity are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Conversion or of the conversion herein provided.

The effective time of the Plan of Conversion, and the time when the conversion therein agreed upon shall become effective, shall be upon the filing of the Articles of Conversion with the Secretary of State of the State of Indiana.